UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2023

BioMarin Pharmaceutical Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-26727	68-0397820
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

770 Lindaro Street, San Rafael, California	94901
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (415) 506-6700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	BMRN	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 23, 2023, BioMarin Pharmaceutical Inc. (“BioMarin” or the “Company”) held its 2023 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, BioMarin’s stockholders approved an amendment to the BioMarin Pharmaceutical Inc. 2017 Equity Incentive Plan, as amended (the “2017 Plan”), to increase the number of shares of BioMarin common stock reserved for issuance thereunder by 14,000,000 shares (the “Plan Amendment”).

The Plan Amendment previously had been approved, subject to stockholder approval, by the Compensation Committee of BioMarin’s Board of Directors. The Plan Amendment became effective immediately upon stockholder approval at the Annual Meeting.

A more detailed summary of the material features of the Plan Amendment is set forth in BioMarin’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on April 11, 2023 (the ”Proxy Statement”) under the heading “Proposal 4: Approval of an Amendment to the 2017 Equity Incentive Plan.” The summary and the foregoing description are qualified in their entirety by reference to the full text of the 2017 Plan, as amended (including by the Plan Amendment”), which is attached to the Proxy Statement as Appendix A.

Item 5.07 Submission of Matters to a Vote of Security Holders.

A total of 187,600,415 shares of common stock were entitled to vote as of March 27, 2023, the record date for the Annual Meeting. There were 166,754,443 shares of common stock present in person or represented by proxy at the Annual Meeting at which the stockholders were asked to vote on five proposals, each of which is described in more detail in the Proxy Statement . Set forth below are the matters acted upon by the stockholders, and the final voting results of each such proposal.

Proposal 1: Election of Directors

Directors Elected	Vote For	Withheld	Broker Non-Votes
Mark J. Alles	132,590,721	23,270,276	10,893,446
Elizabeth McKee Anderson	143,554,881	12,306,116	10,893,446
Jean-Jacques Bienaimé	142,990,946	12,870,051	10,893,446
Willard Dere, M.D.	148,341,372	7,519,625	10,893,446
Elaine J. Heron, Ph.D.	145,753,472	10,107,525	10,893,446
Maykin Ho, Ph.D.	154,901,420	959,577	10,893,446
Robert J. Hombach	149,263,399	6,597,598	10,893,446
V. Bryan Lawlis, Ph.D.	150,808,310	5,052,687	10,893,446
Richard A. Meier	151,345,310	4,515,687	10,893,446
David E.I. Pyott, M.D. (Hon.)	147,242,636	8,618,361	10,893,446
Dennis J. Slamon, M.D., Ph.D.	154,624,428	1,236,569	10,893,446

Based on the votes set forth above, BioMarin’s stockholders elected each of the eleven nominees set forth above to serve as a director of BioMarin until the next annual meeting of stockholders and until his or her successor is duly elected and qualified, or, if sooner, until the director’s death, resignation or removal.

Proposal 2: Ratification of the Selection of Independent Registered Public Accounting Firm

The ratification of the selection of KPMG LLP as BioMarin’s independent registered public accounting firm for the fiscal year ending December 31, 2023, as set forth in the Proxy Statement, received the following votes:

For	Against	Abstain
159,510,686	7,133,289	110,468

Based on the votes set forth above, BioMarin’s stockholders ratified the selection of KPMG LLP as BioMarin’s independent registered public accounting firm to serve for the year ending December 31, 2023.

Proposal 3: Advisory Vote on Frequency of Advisory Vote on the Compensation of Named Executive Officers

The advisory (non-binding) vote on the frequency of the advisory vote to approve the compensation of BioMarin’s named executive officers, as set forth in the Proxy Statement, received the following votes:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
154,888,549	50,595	876,495	45,358	10,893,446

Based on the votes set forth above, BioMarin’s stockholders approved, on an advisory basis, “1 Year” as the preferred frequency of the stockholders’ advisory vote to approve the compensation of BioMarin’s named executive officers, as set forth in the Proxy Statement. In light of these voting results, the Company will include a stockholder vote on the compensation of its named executive officers in its proxy materials annually until the next required advisory vote on the frequency of stockholder advisory votes on the compensation of BioMarin’s named executive officers.

Proposal 4: Advisory Vote on the Compensation of Named Executive Officers

The advisory (non-binding) vote to approve the compensation of BioMarin’s named executive officers, as set forth in the Proxy Statement, received the following votes:

For	Against	Abstain	Broker Non-Votes
129,779,900	24,543,430	1,537,667	10,893,446

Based on the votes set forth above, BioMarin’s stockholders approved, on an advisory basis, the compensation of BioMarin’s named executive officers, as set forth in the Proxy Statement.

Proposal 5: Approval of an Amendment to the 2017 Equity Incentive Plan

The approval of the Plan Amendment received the following votes:

For	Against	Abstain	Broker Non-Votes
138,471,429	17,279,619	109,949	10,893,446

Based on the votes set forth above, BioMarin’s stockholders approved the Plan Amendment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BioMarin Pharmaceutical Inc., a Delaware corporation

Date: May 30, 2023	By:	/s/ G. Eric Davis
G. Eric Davis Executive Vice President, Chief Legal Officer